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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 7, 1995
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                Date of Report (Date of earliest event reported)



                        FIRST NATIONAL OF NEBRASKA, INC.
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             (Exact name of registrant as specified in its charter)


           Nebraska                      03502               47-0523079
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(State or other jurisdiction of       (Commission           (IRS Employer
        incorporation)                File Number)        Identification No.)


                  One First National Center, Omaha, NE  68102
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              (Address of principal executive offices)  (Zip Code)


                                 (402) 341-0500
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              (Registrant's telephone number, including area code)


                                 Not applicable
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         (Former name or former address, if changed since last report)
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Item 5:  Other Events

First National Bank of Omaha, a substantially wholly-owned subsidiary of First National of Nebraska, Inc., issued $75 million of Subordinated Notes (the "Notes") on December 7, 1995. The Notes bear interest at a fixed-rate of 7.32% and are due December 1, 2010.

The net proceeds from the sale of the Notes will be used by First National Bank of Omaha (the "Bank") for general banking purposes. The Bank anticipates making a dividend to First National of Nebraska, Inc. ("FNNI") of $52.5 million on December 7, 1995. FNNI will use $51.7 million of such funds to repay a credit line used to finance acquisitions. The balance of such funds will be available to the Bank and FNNI for general corporate purposes and to enhance the capital position of the Bank.

The Notes have not been, and are not required to be, registered with the Office of the Comptroller of the Currency or with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Notes are solely obligations of the Bank and are neither obligations of, nor guaranteed by, FNNI or its affiliates other than the Bank.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.


                                          FIRST NATIONAL OF NEBRASKA, INC.

                                          By  /s/ Bruce R. Lauritzen
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                                              Bruce R. Lauritzen
                                              President/Treasurer, Principal
                                               Accounting and Financial
                                               Officer, and Director

Dated:  December 7, 1995